UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 20, 2026

BKV CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-42282	85-0886382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 17th Street, Suite 2100 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 375-9680

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BKV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Sixth Amendment to Credit Agreement

On May 20, 2026, BKV Corporation (“BKV”), BKV Upstream Midstream, LLC, a Delaware limited liability company (“BKV Upstream Midstream”), and certain of BKV Upstream Midstream’s subsidiaries, as guarantors, entered into a Sixth Amendment to Credit Agreement (the “Sixth Amendment”) with Citibank, N.A., as administrative agent, and the Lenders (as defined in the Sixth Amendment) party thereto. The Sixth Amendment amends BKV Upstream Midstream’s reserve-based lending agreement dated as of June 11, 2024 (as amended, supplemented, or otherwise modified, the “RBL Credit Agreement”), among BKV, as guarantor, BKV Upstream Midstream, as borrower, Citibank, N.A., as administrative agent, and the lenders from time to time party thereto.

The Sixth Amendment amends the RBL Credit Agreement to, among other things:

1.	increase the maximum permitted net leverage ratio for certain restricted payments with respect to its equity interests (i) from a range of 2.00 ‒ 1.00 to a range of 2.25 ‒ 1.00 for restricted payments calculated based on distributable free cash flow and (ii) from a range of 1.75 ‒ 1.00 to a range of 2.00 ‒ 1.00 for additional restricted payments, in each case based on specified levels of undrawn lender commitments under the RBL Credit Agreement;
2.	increase the maximum permitted net leverage ratio for certain voluntary debt prepayments and redemptions (i) from a range of 2.00 ‒ 1.00 to a range of 2.25 ‒ 1.00 for debt prepayments and redemptions calculated based on distributable free cash flow and (ii) from a range of 1.75 ‒ 1.00 to a range of 2.00 ‒ 1.00 for additional prepayments and redemptions, in each case based on specified levels of undrawn lender commitments under the RBL Credit Agreement; and
3.	increase the maximum permitted net leverage ratio for certain permitted investments (i) from a range of 2.00 ‒ 1.00 to a range of 2.25 ‒ 1.00 for permitted investments calculated based on distributable free cash flow and (ii) from a range of 1.75 ‒ 1.00 to a range of 2.00 ‒ 1.00 for additional permitted investments, in each case based on specified levels of undrawn lender commitments under the RBL Credit Agreement.

The foregoing description of the Sixth Amendment is qualified in its entirety by the full text of the Sixth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Sixth Amendment to Credit Agreement, dated as of May 20, 2026, among BKV Corporation, as guarantor, BKV Upstream Midstream, LLC, as borrower, certain subsidiaries of BKV Upstream Midstream, LLC, as guarantors, Citibank, N.A., as administrative agent, and the lenders party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BKV Corporation

May 22, 2026	By:	/s/ David R. Tameron
David R. Tameron
Chief Financial Officer